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                                                                   Exhibit 10.24

                             INSTALLMENT STOCK AWARD

         eLoyalty Corporation, a Delaware corporation (the "Company"), hereby grants to the individual whose name appears below (the "Participant"), this Installment Stock Award (this "Award") for the number of shares of its Common Stock, $0.01 par value per share (the "Shares"), as set forth below. Any term capitalized but not defined in this Agreement will have the meaning set forth in the ELOYALTY CORPORATION __________ STOCK INCENTIVE PLAN (the "Plan").

         The Plan provides for the grant of shares of Common Stock to eligible individuals as approved by the Company's Board of Directors. In the exercise of its discretion under the Plan, the Company's Board of Directors has determined that the Participant should receive an installment stock award under the Plan and, accordingly, the Company hereby agrees as follows:

         PARTICIPANT'S NAME:                    _______________________________
         NUMBER OF SHARES SUBJECT TO AWARD:     __________________
         DATE OF AWARD:                         __________________

         1. Grant. The Company hereby agrees to grant to the Participant the right to receive the Shares, subject to the terms and conditions of this Award. The Shares will be granted in ___________ quarterly installments __________________, beginning __________________ and ending ___________________;
provided that the Participant is employed by the Company on such dates. If the application of this Section 1 would result in the grant of a fraction of a Share, such fractional Share shall be rounded up to the next whole Share, in which case adjustments may be made to future issuances to prevent exceeding the total number of shares subject to the Award, as provided above. This Award will be subject to the terms and conditions of the Plan. This Award constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to a distribution of the Shares on each future quarterly grant date.

         2. Effect of Termination of Employment or Service. If the Participant terminates employment or service with the Company for any reason before all of the Shares have been granted under this Award, the Company will not have any further obligations to the Participant under this Award and no additional Shares will be granted on and after the effective date of the termination; provided, however, that if the Participant's employment or service is terminated on account of the Participant's (a) death or Disability (as defined below), all the Shares that have not otherwise been granted under this Award will be granted as of the date of such event; or (b) retirement (with the Company's approval at age 55 or greater and with at least 5 years of continuous service with the Company, or with the Company and its predecessor on a combined and uninterrupted basis), an additional 20% of the Shares subject to this Award (but not in excess of the remaining number of Shares not yet granted under this Award) will be granted as of the date of the Participant's retirement. Notwithstanding the foregoing, if the Participant terminates employment or service with the Company because he or she has become employed by an affiliate or subsidiary of the Company, the Participant shall continue to be eligible to receive a grant of the Shares in accordance with the schedule set forth in the preceding paragraph.

         For purposes of this Agreement, "Disability" means a physical or mental condition of a Participant resulting from a bodily injury, disease or mental disorder that renders the Participant eligible for benefits under the Company's long-term disability plan (as in effect as of the date of the Participant's termination of employment and regardless of whether the Participant is otherwise eligible for benefits under such plan), as determined by the Company in its sole discretion.

         The Board of Directors has the right to determine, in its sole discretion, how the Participant's leave of absence will affect the terms of this Award, including the grant of Shares hereunder.

         3. Award Confers No Rights as Stockholder. Neither the Participant nor any other person has or will have any rights as a security holder of the Company or any successor with respect to any Shares that are or may be granted hereunder unless and until the Shares are granted and the Participant becomes a holder of record with respect to such Shares.

         4. Terms and Conditions of Distribution. The Company, or its transfer agent, will transfer the portion of the Shares that have been granted to a brokerage account established by the Company on behalf of the Participant as soon as practicable after each installment of the Shares is granted. If the Participant dies before the Company has granted any portion of the Shares, the Company will transfer that portion of the Shares to a brokerage account established by the Company on behalf of the beneficiary designated by the Participant on a form provided by the Company for this purpose. If the Participant failed to designate a beneficiary, the Company will distribute certificates for the Shares in accordance with the Participant's will or, if the Participant


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did not have a will, the Shares will be distributed in accordance with the laws of descent and distribution. The Company will distribute certificates for any undistributed portion of the Shares no later than six months after the Participant's death.

         The Participant, or the alternate recipient identified in the preceding paragraph, will be required to satisfy any potential federal, state, local or other tax withholding liability. Such liability must be satisfied at the time the Shares are granted. In order to satisfy such withholding obligation, the Company shall withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date in an amount necessary to satisfy the amount of applicable taxes required to be withheld; provided, however, that in the event the Participant is subject to
Section 16 of the Exchange Act, the Committee may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder.

         The Company will not make any distribution under this Section 4 before the first date any portion of the Shares may be granted to the Participant without penalty or forfeiture under federal or state laws or regulations governing short swing trading of securities. In determining whether a distribution would result in such a penalty or forfeiture, the Company and the Committee may rely upon information reasonably available to them or upon representations of the Participant's legal or personal representative.

         5. Delivery of Certificates. Despite the provisions of Section 4 hereof, the Company is not required to issue any Shares on any quarterly installment date, or issue or deliver any certificates for Shares if at any time the Company determines that the listing, registration or qualification of the Shares upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of the Shares thereunder, unless such listing, registration, qualification, consent, approval or other action has been effected or obtained, free of any conditions not acceptable to the Company.

         6. No Right to Employment or Service. Nothing in the Plan or this Agreement will be construed as creating any right in the Participant to continued employment or service with the Company, or as altering or amending the existing terms and conditions of the Participant's employment or service.

         7. Nontransferability. No interest of the Participant or any designated beneficiary in or under this Award will be assignable or transferable by voluntary or involuntary act or by operation of law, other than as set forth in
Section 4 hereof. Distribution of the Shares will be made only to the Participant; or, if the Committee has been provided with evidence acceptable to it that the Participant is legally incompetent, the Participant's personal representative; or, if the Participant is deceased, to the designated beneficiary or other appropriate recipient in accordance with Section 4 hereof. The Committee may require personal receipts or endorsements of a Participant's personal representative, designated beneficiary or an alternate recipient. Any effort to otherwise assign or transfer the rights under this Award will be wholly ineffective, and will be grounds for termination by the Committee of all rights of the Participant and his or her beneficiary in and under this Award.

         8. Administration. The Compensation Committee (the "Committee") of the Board of Directors of the Company has the authority to manage and supervise the administration of the Plan. The Participant's rights under this Award are expressly subject to the terms and conditions of the Plan, including any required continued shareholder approval of the Plan, and to any guidelines the Committee adopts from time to time that are not inconsistent with the Plan.

         9. Interpretation; Governing Law. Any interpretation by the Committee of the terms and conditions of the Plan, this Award or any guidelines adopted as described in Section 8 hereof will be final. This Award and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, will be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of law.

         10. General. This Award is subject to the provisions of the Plan, and will be interpreted in accordance therewith. In the event of any discrepancy between this Award, or any other material describing this Award or the Shares to be awarded hereunder, and the actual terms of the Plan, the Plan will govern in all respects. A copy of the Plan is available upon request by contacting the Legal Department at the Company's Lake Forest, Illinois office.

         IN WITNESS WHEREOF, this Award has been executed as of the day and year first above written.

                                      ELOYALTY CORPORATION

                                      By:
                                         ---------------------------------------
                                                    Kelly D. Conway
                                      Its: President and Chief Executive Officer


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